Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

SMART POWERR CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(c)	8,029,851	$0.635	$5,098,955.38	0.0001531	$780.65
	Total Offering Amounts					$5,098,955.38		$780.65
	Total Fees Previously Paid
	Total Fee Offsets							—
	Net Fee Due							$—

(1)	The shares of common stock will be offered for resale by the Selling Stockholders pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional number of shares of common stock issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of common stock being registered pursuant to this registration statement.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on the Nasdaq Capital Market on April 25, 2025.